UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Repare Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7171 Frederick-Banting, Building 2 Suite 270
St-Laurent, Quebec, Canada	H4S 1Z9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 4127018

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, Lloyd Segal, President and Chief Executive Officer of Repare Therapeutics Inc. (the “Company”), notified the board of directors (the “Board”) of the Company of his resignation from his positions as President and Chief Executive Officer and as a member of the Board, effective April 11, 2025 (the “Effective Date”), in order to pursue other opportunities. Mr. Segal’s resignation from the Board is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his departure from the Company, Mr. Segal and the Company entered into a separation agreement, dated March 31, 2025 (the “Separation Agreement”), which provides for the terms of Mr. Segal’s separation from employment. Under the terms of the Separation Agreement, Mr. Segal will provide consulting services to the Company for up to three months following the Effective Date, pursuant to which the Company will pay Mr. Segal an hourly rate of $800, less applicable deductions and withholdings, for the time spent on such services. In addition, the Company will provide Mr. Segal with the following separation payments and benefits: (i) a lump sum payment of $735,583, less applicable deductions and withholdings, representing 14 months of Mr. Segal’s base salary; (ii) an additional lump sum payment of $86,695, less applicable deductions and withholdings, representing Mr. Segal’s target annual bonus for 2025, pro-rated for the period of Mr. Segal’s service with the Company from January 1, 2025 through the Effective Date; (iii) continued participation in the Company’s group health and family benefits programs (except for life insurance, short-term and long-term disability which shall cease on the Effective Date) for a period of 12 months following the Effective Date; (iv) continued eligibility for Mr. Segal and his eligible dependents, at the Company’s expense, for a period of 12 months following the Effective Date, to an annual medical evaluation and a comprehensive executive health plan with a reputable service provider of Mr. Segal’s choice; (v) payment of up to $5,000 for professional accounting and tax preparation and advice services incurred by Mr. Segal during the 12-month period following the Effective Date; and (vi) the accelerated vesting of all unvested option awards and restricted stock unit awards that are subject to a time-based vesting schedule held by Mr. Segal as if Mr. Segal had remained employed for an additional 15 months following the Effective Date.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025.

Appointment of Steve Forte as President, Chief Executive Officer and Director

In addition, on March 31, 2025, the Board appointed Steve Forte to serve as the Company’s President and Chief Executive Officer in addition to his current role as the Company’s Chief Financial Officer, effective as of the Effective Date. On the Effective Date, Mr. Forte will become the Company’s principal executive officer in addition to continuing in his role as principal financial officer.

In connection with his promotion to President and Chief Executive Officer, Mr. Forte and the Company entered into an amended employment agreement, dated March 31, 2025 (the “Amended Employment Agreement”). Under the Amended Employment Agreement, Mr. Forte will receive an annual base salary of $615,000, which is subject to redetermination annually by the Compensation Committee of the Board (the “Compensation Committee”), and he is eligible to earn annual incentive compensation of up to 55% of his base salary. Mr. Forte will also be granted a stock option award to purchase 500,000 of the Company’s common shares at an exercise price equal to the Fair Market Value (as defined in the Company’s 2020 Equity Incentive Plan (the “2020 Plan”)) on the date of grant. Additionally, Mr. Forte is entitled to receive reimbursement for certain legal fees in connection with entering into the Amended Employment Agreement.

The Amended Employment Agreement provides that, in the event that Mr. Forte’s employment is terminated by the Company without “cause” and not due to death or “disability” or the executive resigns for “good reason,” in each case, not in connection with a “change in control” (each term as defined in the 2020 Plan), then he shall be entitled to (1) cash severance equal to twelve months of base salary, paid in twelve equal monthly installments; (2) continued participation in the Company’s group insurance plans and employee benefits for twelve months; (3) accelerated vesting of his option awards and restricted stock unit awards (“RSUs”) that are subject to a time-based vesting schedule that were scheduled to vest in the twelve months following the date of termination, and Mr. Forte’s vested options shall remain exercisable for up to twelve months following the date of such termination; and (4) an annual bonus paid at the target bonus level for the calendar year in which the termination occurs, pro-rated up to the effective date of the termination. In lieu of the payments described in the preceding sentence, if within 90 days prior to the execution of a definitive agreement for a change in control Mr. Forte is terminated by the Company (or a successor) involuntarily without “cause” and not due to death or “disability” or the executive resigns for “good reason,” then, he will be entitled to receive (1) a lump-sum cash severance equal to 1.5 times the sum of his base salary and the higher of his target bonus for the year in which the termination occurs or the annual bonus received for the prior year; (2) continued participation in the Company’s group insurance plans and employee benefits for up to 18 months; (3) full accelerated vesting of his option awards and RSUs that are subject to a time-based vesting schedule, and Mr. Forte’s vested option shall remain exercisable for up to 15 months following such termination; and (4) an annual bonus paid at the target bonus level for the calendar year in which the change in control or termination occurs, as the case may be, pro-rated up to the effective date of the change in control or the termination, as the case may be.

In connection with the appointment of Mr. Forte as President and Chief Executive Officer, the Board also approved the appointment of Mr. Forte to the Board, effective as of the Effective Date. Mr. Forte will serve as a Class III director whose term will expire at the 2026 Annual Meeting of Shareholders. Mr. Forte will not be eligible to receive additional compensation for his service as a member of the Board as he is an executive director.

The biography for Mr. Forte is contained in the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on April 26, 2024. There are no arrangements or understandings between Mr. Forte and any other persons, pursuant to which he was appointed as a member of the Company’s Board and promoted to President and Chief Executive Officer, there are no family relationships between Mr. Forte and any of the Company’s other directors or executive officers and there are no transactions between Mr. Forte and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Employment Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025.

Appointment of Sandra Alves as Chief Accounting Officer

In addition, on March 31, 2025, the Company announced that it had appointed Sandra Alves as the Company’s Senior Vice President, Chief Accounting Officer and principal accounting officer, effective immediately.

Sandra Alves, age 46, has most recently served as the Company’s Vice President, Finance and Corporate Controller, a position she has held since March 2020. Ms. Alves holds a B.Com. in accounting from Concordia University and is a Certified Public Accountant.

In connection with her appointment, the Company increased Ms. Alves’s base annual salary to CA$350,000. Ms. Alves will also be granted (i) a stock option award to purchase an aggregate of 24,500 of the Company’s common shares at an exercise price equal to the Fair Market Value (as defined in the 2020 Plan) on the date of grant and (ii) RSUs for 4,100 common shares under the 2020 Plan.

In connection with her appointment as Chief Accounting Officer, the Company and Ms. Alves will also enter into the Company’s standard form of indemnification agreement. There are no arrangements or understandings between Ms. Alves and any other persons, pursuant to which she was appointed as the Company’s Chief Accounting Officer and principal accounting officer, there are no family relationships between Ms. Alves and any of the Company’s other directors or executive officers and there are no transactions between Ms. Alves and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 31, 2025, the Company issued a press release announcing the executive changes discussed above. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 31, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

Date: March 31, 2025	By:	/s/ Steve Forte
Steve Forte
Executive Vice President, Chief Financial Officer